UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest reported) October 3, 2019
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BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (720) 565-4755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 3, 2019, Brickell Biotech, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Dr. Sanjeev Ahuja to serve as the Company’s Chief Medical Officer. Dr. Ahuja is expected to commence employment with the Company on October 15, 2019. Under the terms of the Agreement, Dr. Ahuja is entitled to an annual base salary of $387,500, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Dr. Ahuja is entitled to a discretionary bonus of $135,625. The Agreement provides that upon written notice, either party may terminate the Agreement with or without cause, but 15 days’ notice is required if the Agreement is terminated by Dr. Ahuja.

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which is attached to this filing as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Employment Agreement, dated October 3, 2019, by and between Brickell Biotech, Inc. and Dr. Sanjeev Ahuja
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*     Portions of Exhibit have been omitted due to confidentiality considerations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2019	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer

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